Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



INDEPENDENT AUDITORS' CONSENT

To the Trustees and Shareholders of
Federated Insurance Series:

We consent to the use in this Post-Effective Amendment No. 28 to Registration Statement No. 33-69268 on Form N-1A of Federated Insurance Series of our reports dated January 28, 2000 relating to the financial statements of Federated Prime Money Fund II and Federated Fund for U.S. Government Securities II, appearing in the Prospectuses, which are a part of such Registration Statement, and of our reports dated February 11, 2000 relating to the financial statements of Federated American Leaders Fund II, Federated International Equity Fund II, Federated Equity Income Fund II, Federated High Income Bond Fund II, Federated Strategic Income Fund II, Federated Quality Bond Fund II, Federated Growth Strategies Fund II, Federated Utility Fund II, and Federated Small Cap Strategies Fund II, appearing in the Prospectuses, which are a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectuses.

/S/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Boston, Massachusetts
April 18, 2000